                      STATEMENT REGARDING COMPUTATION OF
                              PER SHARE EARNINGS

                                  EXHIBIT 11


                                            Three Months Ended
                                            ------------------
                                         May 3l,           May 3l,
                                          1995              1994
                                          ----              ----
Primary:
Earnings:
Net Income                            $ l,620,785      $   228,l43
Deduct preferred dividends                                (304,125)
                                       ----------          -------
Income (Loss) applicable to common
 stock                                  l,620,785          (75,982)
                                        =========           ======

Shares:
Weighted average number of common
 shares outstanding                    21,284,465       16,208,9l6
Assumed exercise of options
 and warrants                           l,596,363
                                        ---------       ----------

Weighted average number of common
 shares for primary calculation        22,880,828       16,208,9l6
                                       ==========       ==========

Primary earnings per share:
Net income                               $0.07            $ 0.00
                                          ====              ====

                  STATEMENT REGARDING COMPUTATION OF
                          PER SHARE EARNINGS

                              EXHIBIT 11
                             (Continued)


                                          Three Months Ended
                                          ------------------
                                         May 3l,         May 3l,
                                          1995            1994
                                          ----            ----
Assuming full dilution:
Earnings:
Net income                           $ l,620,785      $   228,l43
Deduct preferred dividends                               (304,l25)
                                       ---------          -------

Income (Loss) applicable to common
 stock                                 l,620,785          (75,982)
                                       =========           ======

Shares:
Weighted average number of common
 shares outstanding                   21,284,465       l6,208,9l6
Assumed exercise of options and
 warrants                              l,682,375
                                      ----------       ----------

Weighted average number of common
 shares assuming full dilution        22,966,840       l6,208,9l6
                                      ==========       ==========

Fully diluted earnings per share:
Net income                               $0.07           $ 0.00
                                          ====             ====